Exhibit 99.2

First Quarter Fiscal 2015
Supplemental Operating and Financial Data
for the Quarter Ended July 31, 2014

CONTACT: Lindsey Knoop-Anderson Director of Investor Relations Direct Dial: 701-837-4738 E-Mail: landerson@iret.com	1400 31st Avenue SW, Suite 60 Minot, ND 58701 Tel: 701.837.4738 Fax: 701.838.7785 www.iret.com

Supplemental Financial and Operating Data

July 31, 2014

Page

Company Background and Highlights	2

Property Cost by Segment and by State	5

Key Financial Data
Condensed Consolidated Balance Sheets	6
Condensed Consolidated Statements of Operations	7
Funds From Operations	8
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)	9

Capital Analysis
Long-Term Mortgage Debt Analysis	10
Long-Term Mortgage Debt Detail	11-13
Capital Analysis	14

Portfolio Analysis
Same-Store Properties Net Operating Income Summary	15
Net Operating Income Detail	16-17
Same-Store Properties and Overall Occupancy Levels by Segment	18

Tenant Analysis
Multi-Family Residential Summary	19
Commercial Leasing Summary	20-22
10 Largest Commercial Tenants - Based on Annualized Base Rent	23
Commercial Lease Expirations	24

Growth and Strategy
Acquisition Summary	25
Development Placed in Service Summary	26
Development in Progress Summary	27

Definitions	28

Company Background and Highlights
First Quarter Fiscal 2015
Investors Real Estate Trust is a self-administered, equity real estate investment trust (REIT) investing in a portfolio of income-producing properties located primarily in the upper Midwest.  IRET's portfolio is diversified among multi-family residential; commercial office; commercial healthcare, including senior housing; commercial industrial and commercial retail segments.
During the first quarter of fiscal year 2015, the Company closed on its acquisitions of:
•
a 152-unit multi-family residential property in Rapid City, South Dakota, on approximately 10.0 acres of land, for a purchase price of $15.0 million, of which $9.9 million consisted of the assumption of existing debt, with the remainder paid in cash;

•
a 52-unit multi-family residential property in Rapid City, South Dakota, on approximately 2.0 acres of land, for a purchase price of $3.3 million, of which $2.3 million consisted of the assumption of existing debt, with the remainder paid in cash;

•	an approximately 35-acre parcel of vacant land in Bismarck, North Dakota, acquired for possible future development, for a purchase price of $4.3 million, paid in cash;
•	an approximately 10.5-acre parcel of vacant land in Brooklyn Park, Minnesota, acquired for development as the PrairieCare Medical project, for a purchase price of $2.6 million, paid in cash; and
•	an approximately 55.3% interest in a joint venture entity currently constructing the 71 France Phase I project in Edina, Minnesota, a 109-unit multi-family residential property.
Also during the first quarter of fiscal year 2015, the Company placed in service the Company's 44-unit Dakota Commons multi-family residential property in Williston, North Dakota, and 54 units of the approximately 288-unit Renaissance Heights multi-family residential property in Williston, North Dakota, in which the Company has an approximately 70% interest.
During the first quarter of fiscal year 2015, the Company sold one commercial office property and one commercial industrial property for a total sales price of $6.7 million. The Company also demolished a building at a commercial retail property in Weston, Wisconsin.
During the first quarter of fiscal year 2015, continued high occupancy levels in the Company's multi-family residential portfolio allowed the Company to implement selected rent increases, and the multi-family residential development projects placed in service (the Company's 44-unit Dakota Commons property in Williston, North Dakota, and 54 units in the approximately 288-unit Renaissance Heights property in Williston, North Dakota, in which the Company has an approximately 70% interest) experienced strong initial demand. Dakota Commons was 40.9% leased as of July 31, 2014, and 67 of the 108 completed Renaissance Heights units were leased as of July 31, 2014. The Company expects to see continued favorable results in this segment in the remainder of fiscal year 2015; however, the Company's ability to maintain occupancy levels and selectively raise rents remains dependent on continued healthy employment and wage growth. The Company also continues to observe considerable multi-family development activity in the Company's markets, and as this new construction is completed and leased, the Company will experience increased competition for tenants.
The Company's commercial office segment, mostly concentrated in Minnesota, continued to be affected by a number of adverse macro conditions, including real wage growth that remains mostly stagnant.  Although overall employment levels in the office sector are above pre-recession levels in most of the Company's markets, businesses appear to be maintaining their goal of increasing the density of their work spaces by placing more employees in less total square footage, and downsizing upon lease renewals. The Company expects this erosion in demand for office space to continue, which we expect will impede increases on rental rates in our commercial office portfolio. As a result, although the Company has experienced some modest growth in occupancy levels during the first quarter of fiscal year 2015 compared to the first quarter of fiscal year 2014, the Company continues to expect a slow and uneven recovery in its office segment.
The Company's healthcare segment consists of medical office properties and senior housing facilities. The medical office sector remains stable with modest increases in both occupancy and rents. The Company's senior housing assets continue to benefit from the strengthening recovery in the housing market, as occupancy trends are closely aligned with the ability of seniors to sell their homes in anticipation of moving to a senior care facility.
Both the retail and industrial property markets continue to show signs of revival. In the industrial segment, a relative lack of new supply is leading to vacant industrial space being absorbed, with industrial rents in certain markets rising slightly to reflect this lack of new supply, and tenant concessions dissipating.
The Company plans to continue in the remainder of fiscal year 2015 its selective disposition of assets in non-core markets, particularly office and retail segment assets, and intends to use the proceeds from these dispositions to continue portfolio deleveraging and for developing and acquiring high-quality assets in the Company's multi-family and healthcare segments.
In the first quarter of fiscal year 2015, IRET paid its 173rd consecutive quarterly distribution. The $0.1300 per share/unit distribution was payable on July 1, 2014. Subsequent to the end of the first quarter of fiscal year 2015, on September 3, 2014, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable October 1, 2014 to common shareholders and unitholders of record on September 15, 2014. Also on September 3, 2014, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable September 30, 2014 to Series A preferred shareholders of record on September 15, 2014, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable September 30, 2014 to Series B preferred shareholders of record on September 15, 2014.
As of July 31, 2014, IRET owns a diversified portfolio of 259 properties consisting of 96 multi-family residential properties, 64 commercial office properties, 67 commercial healthcare properties (including senior housing), 7 commercial industrial properties and 25 commercial retail properties.  IRET's common shares are publicly traded on the New York Stock Exchange (NYSE: IRET).

Company Snapshot
(as of July 31, 2014)
Company Headquarters	Minot, North Dakota
Fiscal Year-End	April 30
Reportable Segments	Multi-Family Residential, Commercial Office, Commercial Healthcare, Commercial Industrial, Commercial Retail
Total Properties	259
Total Square Feet
(commercial properties)	10.2 million
Total Units
(multi-family residential properties)	11,080
Common Shares Outstanding (thousands)	114,763
Limited Partnership Units Outstanding (thousands)	17,975
Common Share Distribution - Quarter/Annualized	$0.13/$0.52
Dividend Yield	6.1%
Total Capitalization (see p.14 for detail)	$2.4 billion

Investor Information
(as of July 31, 2014)
Board of Trustees
Jeffrey L. Miller	Trustee and Chairman
John D. Stewart	Trustee, Vice Chairman, and Chair of Nominating and Governance Committee
Jeffrey K. Woodbury	Trustee, Chair of Audit Committee
Linda J. Hall	Trustee, Chair of Compensation Committee
Terrance P. Maxwell	Trustee
Stephen L. Stenehjem	Trustee
Timothy P. Mihalick	Trustee, President and Chief Executive Officer
Thomas A. Wentz, Jr.	Trustee, Executive Vice President and Chief Operating Officer

Management
Timothy P. Mihalick	President and Chief Executive Officer; Trustee
Thomas A. Wentz, Jr	Executive Vice President and Chief Operating Officer; Trustee
Diane K. Bryantt	Executive Vice President and Chief Financial Officer
Michael A. Bosh	Executive Vice President, General Counsel and Assistant Secretary
Mark Reiling	Executive Vice President of Asset Management
Charles A. Greenberg	Senior Vice President, Commercial Asset Management
Ted E. Holmes	Senior Vice President, Finance
Andrew Martin	Senior Vice President, Residential Property Management

Corporate Headquarters:
1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, North Dakota 58702-1988
Trading Symbol:  IRET
Stock Exchange Listing:  NYSE
Investor Relations:
Lindsey Knoop-Anderson
landerson@iret.com

Common Share Data (NYSE: IRET)
	1st Quarter Fiscal Year 2015	4th Quarter Fiscal Year 2014	3rd Quarter Fiscal Year 2014	2nd Quarter Fiscal Year 2014	1st Quarter Fiscal Year 2014
High Closing Price	$9.21	$9.06	$8.94	$9.03	$9.77
Low Closing Price	$8.52	$8.34	$8.24	$8.05	$8.09
Average Closing Price	$8.82	$8.71	$8.58	$8.41	$9.03
Closing Price at end of quarter	$8.52	$8.72	$8.69	$8.62	$8.64
Common Share Distributions—annualized	$0.520	$0.520	$0.520	$0.520	$0.520
Closing Dividend Yield - annualized	6.1%	6.0%	6.0%	6.0%	6.0%
Closing common shares outstanding (thousands)	114,763	109,019	106,937	105,554	104,226
Closing limited partnership units outstanding (thousands)	17,975	21,094	21,799	21,836	21,849
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$1,130,928	$1,134,585	$1,118,716	$1,098,102	$1,089,288

Certain statements in these supplemental disclosures are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2014 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
First Quarter Fiscal 2015 Developments in Progress

Commons At Southgate 1909 31th Ave. SW Minot, ND 58701	Cypress Court II 906 Cypress Road St. Cloud, MN 56303

Red 20 514 1st Ave. NE Minneapolis, MN 55403	Renaissance Heights I 4615 11th Ave. W Williston, ND 58801

First Quarter Fiscal 2015

Percentage of Total Property Cost by State

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	7/31/2014	4/30/2014	1/31/2014	10/31/2013	7/31/2013
ASSETS
Real estate investments
Property owned	$2,025,327	$1,996,031	$2,042,290	$2,032,747	$2,016,523
Less accumulated depreciation	(435,317)	(424,288)	(439,233)	(431,318)	(429,376)
	1,590,010	1,571,743	1,603,057	1,601,429	1,587,147
Development in progress	131,862	104,609	89,086	90,052	77,396
Unimproved land	24,772	22,864	21,498	21,619	20,774
Total real estate investments	1,746,644	1,699,216	1,713,641	1,713,100	1,685,317
Real estate held for sale	6,508	2,951	0	2,620	3,969
Cash and cash equivalents	60,620	47,267	53,494	68,727	93,193
Other investments	329	329	643	642	640
Receivable arising from straight-lining of rents, net of allowance	27,286	27,096	27,026	26,336	26,671
Accounts receivable, net of allowance	7,013	10,206	15,540	6,541	8,370
Real estate deposits	3,741	145	3,502	230	489
Prepaid and other assets	3,428	4,639	8,197	7,605	4,741
Intangible assets, net of accumulated amortization	31,478	32,639	34,008	35,625	36,989
Tax, insurance, and other escrow	20,451	20,880	24,550	11,864	12,344
Property and equipment, net of accumulated depreciation	1,641	1,681	1,719	1,191	1,217
Goodwill	1,951	1,100	1,100	1,100	1,100
Deferred charges and leasing costs, net of accumulated amortization	20,677	21,072	21,138	20,666	21,602
TOTAL ASSETS	$1,931,767	$1,869,221	$1,904,558	$1,896,247	$1,896,642

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$62,517	$59,105	$54,337	$57,453	$52,563
Revolving line of credit	35,500	22,500	22,500	10,000	10,000
Mortgages payable	1,017,574	997,689	1,008,524	1,021,170	1,030,407
Other	83,666	63,178	47,767	31,689	32,366
TOTAL LIABILITIES	1,199,257	1,142,472	1,133,128	1,120,312	1,125,336

REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,313	6,203	6,113	6,044	5,949
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest	27,317	27,317	27,317	27,317	27,317
Series B Preferred Shares of Beneficial Interest	111,357	111,357	111,357	111,357	111,357
Common Shares of Beneficial Interest	884,415	843,268	829,816	818,516	807,928
Accumulated distributions in excess of net income	(407,052)	(389,758)	(344,294)	(331,116)	(323,406)
Total Investors Real Estate Trust shareholders' equity	616,037	592,184	624,196	626,074	623,196
Noncontrolling interests – Operating Partnership	84,250	105,724	117,803	120,678	122,334
Noncontrolling interests – consolidated real estate entities	25,910	22,638	23,318	23,139	19,827
Total equity	726,197	720,546	765,317	769,891	765,357
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,931,767	$1,869,221	$1,904,558	$1,896,247	$1,896,642

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended
OPERATING RESULTS	7/31/2014	4/30/2014	1/31/2014	10/31/2013	7/31/2013
Real estate revenue	$67,837	$66,983	$67,629	$65,772	$65,098
Real estate expenses	27,518	29,589	25,927	26,331	26,640
Gain on involuntary conversion	0	0	1,514	0	966
Net operating income	40,319	37,394	43,216	39,441	39,424
TRS senior housing revenue	793	0	0	0	0
TRS senior housing expenses	(693)	0	0	0	0
Depreciation/amortization	(17,056)	(17,262)	(17,489)	(17,167)	(19,000)
Administrative expenses, advisory and trustee services	(3,664)	(2,801)	(2,662)	(2,527)	(2,753)
Other expenses	(612)	(502)	(273)	(678)	(679)
Impairment of real estate investments	(2,320)	(37,768)	(4,798)	0	0
Interest expense	(14,664)	(14,617)	(15,130)	(14,799)	(14,596)
Interest and other income	691	1,085	740	652	210
(Loss) income before loss on sale of real estate and other investments and income from discontinued operations	2,794	(34,471)	3,604	4,922	2,606
Loss on sale of real estate and other investments	(2,993)	(51)	0	0	0
(Loss) income from continuing operations	(199)	(34,522)	3,604	4,922	2,606
Income from discontinued operations	0	0	465	5,375	610
Net (loss) income	$(199)	$(34,522)	$4,069	$10,297	$3,216

Net loss (income) attributable to noncontrolling interest – Operating Partnership	402	6,082	(130)	(1,226)	(50)
Net income attributable to noncontrolling interests – consolidated real estate entities	(354)	(102)	(436)	(284)	(88)
Net (loss) income attributable to Investors Real Estate Trust	(151)	(28,542)	3,503	8,787	3,078
Dividends to preferred shareholders	(2,879)	(2,878)	(2,879)	(2,878)	(2,879)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(3,030)	$(31,420)	$624	$5,909	$199

Per Share Data
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic & diluted	$(.03)	$(.29)	$.00	$.01	$.00
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic & diluted	.00	.00	.00	.05	.00
Net income per common share – basic & diluted	$(.03)	$(.29)	$.00	$.06	$.00

Percentage of Revenues
Real estate expenses	41.1%	44.2%	38.3%	40.0%	40.9%
Depreciation/amortization	24.9%	25.8%	25.9%	26.1%	29.2%
General and administrative	5.3%	4.2%	3.9%	3.8%	4.2%
Interest	21.4%	21.8%	22.4%	22.5%	22.4%
Income from discontinued operations	0.0%	0.0%	0.7%	8.2%	0.9%
Net (loss) income	(0.3)%	(51.5)%	6.0%	15.7%	4.9%

Ratios
Adjusted EBITDA(1)/Interest expense	2.29x	2.26x	2.13x	2.37x	2.23x
Adjusted EBITDA(1)/Interest expense plus preferred distributions	1.94x	1.90x	1.81x	2.00x	1.88x

(1)	See Definitions on page 28. Adjusted EBITDA is a non-GAAP measure; see page 9 for a reconciliation of Adjusted EBITDA to net income.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FUNDS FROM OPERATIONS (unaudited)
(in thousands, except per share and unit data)

	Three Months Ended
	7/31/2014	4/30/2014	1/31/2014	10/31/2013	7/31/2013
Funds From Operations(1)
Net (loss) income attributable to Investors Real Estate Trust	$(151)	$(28,542)	$3,503	$8,787	$3,078
Less dividends to preferred shareholders	(2,879)	(2,878)	(2,879)	(2,878)	(2,879)
Net (loss) income available to common shareholders	(3,030)	(31,420)	624	5,909	199
Adjustments:
Noncontrolling interests – Operating Partnership	(402)	(6,082)	130	1,226	50
Depreciation and amortization	17,037	17,239	17,546	17,490	19,555
Impairment of real estate investments	2,320	37,768	4,798	57	1,803
(Loss) gain on depreciable property sales	2,993	51	(358)	(4,698)	(1,943)
Funds from operations applicable to common shares and Units	$18,918	$17,556	$22,740	$19,984	$19,664

FFO per share and unit - basic and diluted	$0.14	$0.14	$0.17	$0.16	$0.16

Adjusted funds from operations(1)
Funds from operations applicable to common shares and Units	$18,918	$17,556	$22,740	$19,984	$19,664
Adjustments:
Tenant improvements at same-store(2) properties	(2,169)	(1,610)	(4,205)	(1,841)	(2,343)
Leasing costs at same-store properties(2)	(578)	(1,038)	(1,219)	(735)	(916)
Recurring capital expenditures(1)(2)	(1,386)	(1,118)	(1,093)	(1,364)	(1,401)
Straight-line rents	(268)	(70)	(818)	(666)	(652)
Non-real estate depreciation	99	102	99	82	85
Share-based compensation expense	1,029	228	228	229	229
Gain on involuntary conversion	0	0	(1,514)	0	(966)
Adjusted funds from operations applicable to common shares and Units	$15,645	$14,050	$14,218	$15,689	$13,700

AFFO per share and unit - basic and diluted	$0.12	$0.11	$0.11	$0.12	$0.11

Weighted average shares and units	131,332	129,244	128,027	126,713	124,179

(1)	See Definitions on page 28.
(2)	Quarterly information is for properties in the same-store pool at that point in time; consequently, quarterly numbers may not total to year-to-date numbers.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA) (unaudited)
(in thousands)

	Three Months Ended
	7/31/2014	4/30/2014	1/31/2014	10/31/2013	07/31/2013
Adjusted EBITDA(1)
Net (loss) income attributable to Investors Real Estate Trust	$(151)	$(28,542)	$3,503	$8,787	$3,078
Adjustments:
Noncontrolling interests – Operating Partnership	(402)	(6,082)	130	1,226	50
(Loss) income before noncontrolling interests – Operating Partnership	(553)	(34,624)	3,633	10,013	3,128
Add:
Interest expense	14,664	14,617	15,159	14,904	14,883
Depreciation/amortization related to real estate investments	16,198	16,449	16,825	16,675	18,593
Amortization related to non-real estate investments	872	826	758	839	993
Amortization related to real estate revenues(2)	65	66	62	59	54
Impairment of real estate investments	2,320	37,768	4,798	57	1,803
Less:
Interest income	(560)	(562)	(573)	(585)	(188)
(Gain) loss on sale of real estate and other investments	2,993	51	(358)	(4,698)	(1,943)
Gain on involuntary conversion	0	0	(1,514)	0	(966)
Adjusted EBITDA	$35,999	$34,591	$38,790	$37,264	$36,357
(1)	Definitions on page 28.
(2)	Included in real estate revenue in the Statement of Operations.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations
Total Mortgage Debt*

	Future Maturities of Mortgage Debt
Fiscal Year	Fixed Debt	Variable Debt	Total Debt	Weighted Average(1)	% of Total Debt
2015 (remainder)	$50,617	$0	$50,617	5.47%	5.0%
2016	71,320	0	71,320	5.48%	7.0%
2017	183,126	15,000	198,126	5.68%	19.4%
2018	74,885	22,000	96,885	4.18%	9.5%
2019	88,058	5,435	93,493	5.80%	9.2%
2020	110,402	2,997	113,399	5.82%	11.1%
2021	130,649	0	130,649	5.30%	12.9%
2022	131,473	0	131,473	5.61%	12.9%
2023	37,736	0	37,736	4.25%	3.7%
2024	73,734	0	73,734	4.32%	7.3%
Thereafter	20,142	0	20,142	5.03%	2.0%
Total maturities	$972,142	$45,432	$1,017,574	5.32%	100.0%

(1)	Weighted average interest rate of debt that matures in fiscal year.
	7/31/2014	4/30/2014	1/31/2014	10/31/2013	7/31/2013
Balances Outstanding
Mortgage
Fixed rate	$972,142	$977,224	$1,000,222	$1,012,813	$1,014,632
Variable rate	45,432	20,465	8,302	8,357	15,775
Mortgage total	$1,017,574	$997,689	$1,008,524	$1,021,170	$1,030,407

Weighted Average Interest Rates
Secured	5.32%	5.37%	5.48%	5.50%	5.54%

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JULY 31, 2014
(in thousands)
Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)

Multi-Family Residential
Evergreen II - Isanti, MN	11/1/2014	$2,098	$0	$0	$0	$0	$2,098
Campus Center - St Cloud, MN	6/1/2015	0	1,186	0	0	0	1,186
Campus Knoll - St Cloud, MN	6/1/2015	0	791	0	0	0	791
Landmark - Grand Forks, ND	8/24/2015	0	1,622	0	0	0	1,622
Regency Park Estates - St Cloud, MN	1/1/2016	0	6,791	0	0	0	6,791
Pebble Springs – Bismarck, ND	7/1/2016	0	0	770	0	0	770
Southview – Minot, ND	7/1/2016	0	0	1,053	0	0	1,053
Homestead Gardens I – Rapid City, SD	7/11/16	0	0	7,147	0	0	7,147
River Ridge – Bismarck, ND	6/30/17	0	0	0	13,200	0	13,200
Williston Garden – Williston, ND	10/1/2017	0	0	0	11,823	0	11,823
Ponds – Sartell, MN	11/1/2017	0	0	0	3,926	0	3,926
Summary of Debt due after Fiscal 2018		0	0	0	0	361,291	361,291
Sub-Total Multi-Family Residential		$2,098	$10,390	$8,970	$28,949	$361,291	$411,698

Commercial Office
Burnsville Bluffs II - Burnsville, MN	8/8/2014	$1,669	$0	$0	$0	$0	$1,669
Plymouth IV - Plymouth, MN	8/8/2014	3,078	0	0	0	0	3,078
Plymouth V - Plymouth, MN	8/8/2014	3,597	0	0	0	0	3,597
Plaza VII - Boise, ID (2)	9/1/2014	914	0	0	0	0	914
Crosstown Centre - Eden Prairie, MN	12/1/2014	3,144	0	0	0	0	3,144
Crosstown Centre - Eden Prairie, MN	12/1/2014	9,433	0	0	0	0	9,433
Northgate I - Maple Grove, MN	12/10/2014	4,928	0	0	0	0	4,928
Plymouth I - Plymouth, MN	12/10/2014	1,105	0	0	0	0	1,105
Plymouth II - Plymouth, MN	12/10/2014	1,105	0	0	0	0	1,105
Plymouth III - Plymouth, MN	12/10/2014	1,359	0	0	0	0	1,359
Benton Business Park - Sauk Rapids, MN	1/1/2015	473	0	0	0	0	473
West River Business Park - Waite Park, MN	1/1/2015	473	0	0	0	0	473
Highlands Ranch I - Highlands Ranch, CO	3/1/2015	7,933	0	0	0	0	7,933
Highlands Ranch II - Highlands Ranch, CO	3/1/2015	7,525	0	0	0	0	7,525
US Bank Financial Center - Bloomington, MN	7/1/2015	0	13,022	0	0	0	13,022
Rapid City 900 Concourse Drive - Rapid City, SD	8/1/2015	0	571	0	0	0	571
Westgate I - Boise, ID	8/1/2015	0	1,147	0	0	0	1,147
Westgate II - Boise, ID	8/1/2015	0	2,807	0	0	0	2,807
Brook Valley I - LaVista, NE	1/1/2016	0	1,245	0	0	0	1,245
Spring Valley IV - Omaha, NE	1/1/2016	0	741	0	0	0	741
Spring Valley V - Omaha, NE	1/1/2016	0	815	0	0	0	815
Spring Valley X - Omaha, NE	1/1/2016	0	756	0	0	0	756
Spring Valley XI - Omaha, NE	1/1/2016	0	741	0	0	0	741
American Corporate Center – Mendota Heights, MN	9/1/2016	0	0	8,764	0	0	8,764
Mendota Office Center I – Mendota Heights, MN	9/1/2016	0	0	3,774	0	0	3,774
Mendota Office Center II - Mendota Heights, MN	9/1/2016	0	0	5,576	0	0	5,576
Mendota Office Center III - Mendota Heights, MN	9/1/2016	0	0	3,832	0	0	3,832

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JULY 31, 2014 (continued)
(in thousands)
Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)

Commercial Office - continued
Mendota Office Center IV - Mendota Heights, MN	9/1/2016	$0	$0	$4,556	$0	$0	$4,556
Corporate Center West – Omaha, NE(3)	10/6/2016	0	0	17,315	0	0	17,315
Farnam Executive Center – Omaha, NE(3)	10/6/2016	0	0	12,160	0	0	12,160
Flagship – Eden Prairie, MN(3)	10/6/2016	0	0	21,565	0	0	21,565
Gateway Corporate Center – Woodbury, MN(3)	10/6/2016	0	0	8,700	0	0	8,700
Miracle Hills One – Omaha, NE(3)	10/6/2016	0	0	8,895	0	0	8,895
Pacific Hills – Omaha, NE(3)	10/6/2016	0	0	16,770	0	0	16,770
Riverport – Maryland Heights, MO(3)	10/6/2016	0	0	19,690	0	0	19,690
Timberlands – Leawood, KS(3)	10/6/2016	0	0	13,155	0	0	13,155
Woodlands Plaza IV – Maryland Heights, MO(3)	10/6/2016	0	0	4,360	0	0	4,360
2030 Cliff Road – Eagan, MN	1/11/2017	0	0	930	0	0	930
TCA Building – Eagan, MN	2/3/2017	0	0	7,500	0	0	7,500
Interlachen Corporate Center – Eagan, MN	6/30/17	0	0	0	8,800	0	8,800
Plymouth 5095 Nathan Lane – Plymouth, MN	11/1/2017	0	0	0	1,173	0	1,173
Prairie Oak Business Center – Eden Prairie, MN	11/1/2017	0	0	0	3,192	0	3,192
7800 West Brown Deer Road – Milwaukee, WI	4/1/2018	0	0	0	10,471	0	10,471
Summary of Debt due after Fiscal 2018		0	0	0	0	77,775	77,775
Sub-Total Commercial Office		$46,736	$21,845	$157,542	$23,636	$77,775	$327,534

Commercial Healthcare
Garden View Medical - St Paul, MN	8/1/2015	$0	$644	$0	$0	$0	$644
Edina 6363 France Medical - St Paul, MN	8/6/2015	0	9,765	0	0	0	9,765
2800 Medical Building - Minneapolis, MN	9/1/2015	0	5,152	0	0	0	5,152
2828 Medical Building - Minneapolis, MN	9/1/2015	0	8,174	0	0	0	8,174
Edina 6405 France Medical - Edina, MN	9/1/2015	0	8,393	0	0	0	8,393
Ritchie Medical Plaza - St Paul, MN	9/1/2015	0	6,167	0	0	0	6,167
Airport Medical – Bloomington, MN	6/1/2016	0	0	687	0	0	687
Park Dental – Brooklyn Center, MN	6/1/2016	0	0	394	0	0	394
Edgewood Vista – Fargo, ND	10/25/2016	0	0	12,276	0	0	12,276
Sartell 2000 23rd St S – Sartell, MN	12/1/2016	0	0	2,247	0	0	2,247
Billings 2300 Grant Road – Billings, MT	12/31/2016	0	0	1,394	0	0	1,394
Missoula 3050 Great Northern Ave – Missoula, MT	12/31/2016	0	0	1,452	0	0	1,452
High Pointe Health Campus – Lake Elmo, MN	4/1/2017	0	0	7,500	0	0	7,500
Edgewood Vista – Billings, MT	4/10/2017	0	0	1,829	0	0	1,829
Edgewood Vista – East Grand Forks, MN	4/10/2017	0	0	2,787	0	0	2,787
Edgewood Vista – Sioux Falls, SD	4/10/2017	0	0	1,048	0	0	1,048
Edgewood Vista – Fremont, NE	3/1/2018	0	0	0	567	0	567
Edgewood Vista – Hastings, NE	3/1/2018	0	0	0	584	0	584
Edgewood Vista – Hermantown I, MN	3/1/2018	0	0	0	15,668	0	15,668
Edgewood Vista – Kalispell, MT	3/1/2018	0	0	0	586	0	586
Edgewood Vista – Missoula, MT	3/1/2018	0	0	0	832	0	832
Edgewood Vista – Omaha, NE	3/1/2018	0	0	0	370	0	370
Edgewood Vista – Virginia, MN	3/1/2018	0	0	0	13,328	0	13,328
St Michael Clinic – St. Michael, MN	4/1/2018	0	0	0	1,837	0	1,837
Summary of Debt due after Fiscal 2018		0	0	0	0	137,121	137,121
Sub-Total Commercial Healthcare		$0	$38,295	$31,614	$33,772	$137,121	$240,802

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF JULY 31, 2014 (continued)
(in thousands)

Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)
Commercial Industrial
Stone Container - Fargo, ND	12/1/2015	$0	$353	$0	$0	$0	$353
Stone Container - Fargo, ND	12/1/2015	0	437	0	0	0	437
Urbandale 3900 106th Street – Urbandale, IA	7/5/2017	0	0	0	10,528	0	10,528
Summary of Debt due after Fiscal 2018		0	0	0	0	2,280	2,280
Sub-Total Commercial Industrial		$0	$790	$0	$10,528	$2,280	$13,598

Commercial Retail
Jamestown Buffalo Mall - Jamestown, ND	9/1/2014	56	0	0	0	0	56
Fargo Express Center - Fargo, ND	10/1/2014	868	0	0	0	0	868
Lakeville Strip Center - Lakeville, MN	10/1/2014	859	0	0	0	0	859
Summary of Debt due after Fiscal 2018		0	0	0	0	22,159	22,159
Sub-Total Commercial Retail		$1,783	$0	$0	$0	$22,159	$23,942

Total		$50,617	$71,320	$197,674	$96,885	$600,272	$1,016,768
*	Mortgage debt does not include the Company's multi-bank line of credit or construction loans. The line of credit has a maturity date of December 1, 2016; as of July 31, 2014, the Company had borrowings of $35.5 million outstanding under this line. Construction loans and other debt totaled $83.6 million as of July 31, 2014.
(1)	Totals are principal balances as of July 31, 2014.
(2)	Loan was paid off subsequent to July 31, 2014.
(3)	Amount is part of a non-recourse $122.6 million CMBS loan, for which nine of the Company's commercial office properties serve as collateral and under which a special-purpose subsidiary of the Company is the borrower. This loan matures in October 2016. Because the loan amount significantly exceeds the Company's current estimate of the fair value of this nine-property portfolio, the Company contacted the master servicer to initiate discussions on various alternatives with regard to the loan. During the first quarter of fiscal year 2015, the Company was notified that the loan has been transferred to the special servicer. The Company cannot predict the outcome of discussions with the special servicer regarding the loan. Cash flow from the portfolio currently covers debt service on the loan, and to date the borrower is current on all payments under the loan.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	7/31/2014	4/30/2014	1/31/2014	10/31/2013	7/31/2013
Equity Capitalization
Common shares outstanding	114,763	109,019	106,937	105,554	104,226
Operating partnership (OP) units outstanding	17,975	21,094	21,799	21,836	21,849
Total common shares and OP units outstanding	132,738	130,113	128,736	127,390	126,075
Market price per common share (closing price at end of period)	$8.52	$8.72	$8.69	$8.62	$8.64
Equity capitalization-common shares and OP units	$1,130,928	$1,134,585	$1,118,716	$1,098,102	$1,089,288
Recorded book value of preferred shares	$138,674	$138,674	$138,674	$138,674	$138,674
Total equity capitalization	$1,269,602	$1,273,259	$1,257,390	$1,236,776	$1,227,962

Debt Capitalization
Total debt	$1,135,892	$1,083,321	$1,078,741	$1,062,788	$1,072,696
Total capitalization	$2,405,494	$2,356,580	$2,336,131	$2,299,564	$2,300,658

Total debt to total capitalization	0.47:1	0.46:1	0.46:1	0.46:1	0.47:1

	Three Months Ended
	7/31/2014	4/30/2014	1/31/2014	10/31/2013	7/31/2013
Earnings to fixed charges(1)	(2)	(3)	1.15x	1.25x	1.13x
Earnings to combined fixed charges and preferred distributions(1)	(2)	(3)	0.97x	1.05x	0.95x
Debt service coverage ratio(1)	1.57x	1.53x	1.46x	1.64x	1.54x

Distribution Data
Common shares and units outstanding at record date	130,795	129,372	128,004	126,629	123,976
Total common distribution paid	$17,004	$16,819	$16,639	$16,461	$16,093
Common distribution per share and unit	$.1300	$.1300	$.1300	$.1300	$.1300
Payout ratio (FFO per share and unit basis)(1)	92.9%	92.9%	76.5%	81.3%	81.3%
Payout ratio (AFFO per share and unit basis)(1)	108.3%	118.2%	118.2%	108.3%	118.2%

(1)	See Definitions on page 28.
(2)	Due to non-cash asset impairment and loss on sale charges of $5.3 million in the three months ended July 31, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $1.6 million and $4.5 million, respectively. Excluding the asset impairment and loss on sale charges, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.24 and 1.05, respectively, for the three months ended July 31, 2014.
(3)	Due to non-cash asset impairment charges of $37.8 million in the three months ended April 30, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $35.3 million and $38.2 million, respectively. Excluding the asset impairment charge, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.16 and 0.98, respectively, for the three months ended April 30, 2014.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
SAME-STORE PROPERTIES NET OPERATING INCOME SUMMARY
(in thousands)

	Same-Store Properties(1)
	Three Months Ended July 31,
Segment	2014	2013	% Change
Multi-Family Residential	$13,396	$13,468	(0.5)%
Commercial Office	9,517	9,563	(0.5)%
Commercial Healthcare	11,766	11,789	(0.2)%
Commercial Industrial	1,152	1,196	(3.7)%
Commercial Retail	2,292	2,006	14.3%
	$38,123	$38,022	0.3%
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended July 31, 2014
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$24,547	$18,837	$16,130	$1,497	$3,396	$0	$64,407
Non-same-store	3,180	9	168	73	0	0	3,430
Total	27,727	18,846	16,298	1,570	3,396	0	67,837

Real estate expenses
Same-store(1)	11,151	9,320	4,364	345	1,104	0	26,284
Non-same-store	1,070	7	52	105	0	0	1,234
Total	12,221	9,327	4,416	450	1,104	0	27,518

Net operating income (NOI)
Same-store(1)	13,396	9,517	11,766	1,152	2,292	0	38,123
Non-same-store	2,110	2	116	(32)	0	0	2,196
Net operating income	$15,506	$9,519	$11,882	$1,120	$2,292	$0	$40,319

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$793	$793
TRS senior housing expenses	0	0	0	0	0	(693)	(693)
Depreciation/amortization	(5,925)	(4,816)	(5,040)	(391)	(800)	(84)	(17,056)
Administrative, advisory and trustee fees	0	0	0	0	0	(3,664)	(3,664)
Impairment of real estate investments	0	0	0	0	0	(2,320)	(2,320)
Other expenses	0	0	0	0	0	(612)	(612)
Interest expense	(5,445)	(5,078)	(3,692)	(202)	(349)	102	(14,664)
Interest and other income	0	0	0	0	0	691	691
Income (loss) before loss on sale of real estate and other investments	4,136	(375)	3,150	527	1,143	(5,787)	2,794
Loss on sale of real estate and other investments	0	0	0	0	0	(2,993)	(2,993)
Net income (loss)	4,136	(375)	3,150	527	1,143	(8,780)	(199)
Net loss attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	402	402
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(354)	(354)
Net income (loss) attributable to Investors Real Estate Trust	4,136	(375)	3,150	527	1,143	(8,732)	(151)
Dividends to preferred shareholders	0	0	0	0	0	(2,879)	(2,879)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$4,136	$(375)	$3,150	$527	$1,143	$(11,611)	$(3,030)
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended July 31, 2013
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$24,007	$19,262	$16,073	$1,518	$3,299	$0		$64,159
Non-same-store	366	53	0	520	0	0		939
Total	24,373	19,315	16,073	2,038	3,299	0		65,098

Real estate expenses
Same-store(1)	10,539	9,699	4,284	322	1,293	0		26,137
Non-same-store	307	54	0	132	10	0		503
Total	10,846	9,753	4,284	454	1,303	0		26,640

Gain on involuntary conversion
Same-store(1)	0	0	0	0	0	0		0
Non-same-store	966	0	0	0	0	0		966
Total	966	0	0	0	0	0	9	966

Net operating income (NOI)
Same-store(1)	13,468	9,563	11,789	1,196	2,006	0		38,022
Non-same-store	1,025	(1)	0	388	(10)	0		1,402
Net operating income	$14,493	$9,562	$11,789	$1,584	$1,996	$0		$39,424

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(5,471)	$(5,396)	$(6,712)	$(523)	$(813)	$(85)		$(19,000)
Administrative, advisory and trustee fees	0	0	0	0	0	(2,753)		(2,753)
Other expenses	0	0	0	0	0	(679)		(679)
Interest expense	(5,336)	(5,106)	(3,628)	(331)	(506)	311		(14,596)
Interest and other income	0	0	0	0	0	210		210
Income (loss) from continuing operations	3,686	(940)	1,449	730	677	(2,996)		2,606
Income (loss) from discontinued operations	51	(282)	0	1,233	(392)	0		610
Net income (loss)	3,737	(1,222)	1,449	1,963	285	(2,996)		3,216
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(50)		(50)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(88)		(88)
Net income (loss) attributable to Investors Real Estate Trust	3,737	(1,222)	1,449	1,963	285	(3,134)		3,078
Dividends to preferred shareholders	0	0	0	0	0	(2,879)		(2,879)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,737	$(1,222)	$1,449	$1,963	$285	$(6,013)		$199
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
SAME-STORE PROPERTIES AND ALL PROPERTIES OCCUPANCY LEVELS BY SEGMENT
1st Quarter Fiscal 2015 vs. 1st Quarter Fiscal 2014

Segments	Same-Store Properties		All Properties
	1st Quarter	1st Quarter	1st Quarter	1st Quarter
	Fiscal 2015	Fiscal 2014	Fiscal 2015	Fiscal 2014
Multi-Family Residential	93.8%	93.4%	93.4%	92.8%
Commercial Office	81.3%	81.5%	81.3%	80.8%
Commercial Healthcare	96.3%	95.4%	96.5%	95.4%
Commercial Industrial	100.0%	91.0%	100.0%	79.8%
Commercial Retail	86.3%	81.9%	86.3%	80.3%

Same-Store Occupancy Levels by Segment
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
Multi-Family Residential
Commercial Office
Commercial Healthcare
Commercial Industrial
Commercial Retail
1st Quarter Fiscal 2015
1st Quarter Fiscal 2014

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
MULTI-FAMILY RESIDENTIAL SUMMARY(2)

	Three Months Ended
	7/31/2014	4/30/2014	1/31/2014	10/31/2013	7/31/2013
Number of Units	11,080	10,779	10,725	10,705	10,351
Average Investment Per Unit
Same-Store	$65,956	$61,323	$61,187	$60,592	$60,118
Non-Same-Store	125,239	100,374	96,467	93,353	86,581
All Properties	$71,326	$69,905	$68,728	$67,034	$64,743

Average Scheduled Rent(1) per Unit
Same-Store	$825	$785	$781	$771	$764
Non-Same-Store	1,220	1,051	1,010	976	955
All Properties	$861	$843	$830	$811	$797

Total Receipts per Unit
Same-Store	$820	$773	$767	$768	$754
Non-Same-Store	1,067	971	947	951	968
All Properties	$842	$816	$806	$804	$792

Total Recurring Capital Expenditures per Unit(1)	$139	$133	$130	$160	$164

Occupancy%
Same-Store	93.8%	94.5%	93.5%	94.6%	93.3%
Non-Same-Store	89.5%	87.6%	85.3%	90.4%	90.7%
All Properties	93.4%	93.0%	91.8%	93.8%	92.9%

Operating Expenses as a % of Scheduled Rent
Same-Store	46.0%	50.2%	43.0%	45.6%	46.4%
Non-Same-Store	29.5%	45.9%	39.8%	41.0%	40.7%
All Properties	43.9%	49.0%	42.2%	44.5%	45.2%
(1)	See Definitions on page 28.
(2)	Previously-reported amounts are not revised for discontinued operations or changes in the composition of the same-store properties pool.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

Commercial Leasing Activity
During fiscal year 2015, we have executed new and renewal commercial leases for our same-store rental properties on 289,981 square feet for the three months ended July 31, 2014. As a result of our leasing efforts, occupancy in our same-store commercial portfolio increased to 88.3% as of July 31, 2014, up from 86.6% as of July 31, 2013.
The total leasing activity for our same-store commercial rental properties, expressed in square feet of leases signed during the period, and the resulting occupancy levels are as follows:
Three Months Ended July 31, 2014
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1)		Total Square Feet of Leases Executed(1)		Occupancy

Segments	2014	2013	2014	2013	2014	2013	2014	2013
Office	39,120	126,992	126,732	57,545	165,852	184,537	81.3%	81.5%
Healthcare	8,947	21,503	39,016	13,528	47,963	35,031	96.3%	95.4%
Industrial	0	50,040	0	222,077	0	272,117	100.0%	91.0%
Retail	24,222	91,957	51,944	12,565	76,166	104,522	86.3%	81.9%
Total	72,289	290,492	217,692	305,715	289,981	596,207	88.3%	86.6%
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period.

New Leases
The following table sets forth the average effective rents and the estimated costs of tenant improvements and leasing commissions, on a per square foot basis, that we are obligated to fulfill under the new leases signed for our same-store commercial rental properties:
Three Months Ended July 31, 2014
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	39,120	126,992	4.9	4.9	$12.90	$13.01	$10.98	$15.17	$4.18	$4.32
Healthcare	8,947	21,503	8.6	5.6	21.10	21.94	29.69	49.69	9.10	5.30
Industrial	0	50,040	0	4.3	0	4.10	0	0.00	0	0.34
Retail	24,222	91,957	4.5	4.3	9.00	3.62	14.96	0.57	5.47	4.20
Total	72,289	290,492	5.3	4.9	$12.61	$9.17	$14.63	$10.49	$5.22	$3.67
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)
Our ability to maintain or increase occupancy rates is a principal driver of maintaining and increasing the average effective rents in our commercial segments. The increase in the average effective rental rates of new leases executed in the three months ended July 31, 2014 in our commercial retail segment when compared to new leases executed for the same period in the prior year is due to the signing of a new anchor tenant lease at our Jamestown Buffalo Mall property in the prior period. In June of 2013, we executed a ten year lease with an effective date of August 1, 2013 for 84,338 square feet with a new anchor tenant at an average effective rent of $2.75 per square foot. This space was vacated by the former anchor tenant, which was paying $1.70 per square foot at the time their lease expired on May 31, 2013. Absent this transaction, the average effective rental rate for leases executed in our commercial retail segment in the three months ended July 31, 2013 would have been $11.83 per square foot. The increase in the average effective rental rate of new leases executed in the total commercial portfolio for the three months ended July 31, 2014 when compared to the same period in the prior year is due primarily to the lease transaction mentioned above and the fact that there were no new commercial industrial leases executed in the three months ended July 31, 2014.
Lease Renewals
The following table summarizes our lease renewal activity within our same-store commercial segments (square feet data in thousands):
Three Months Ended July 31, 2014
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	126,732	57,545	52.1%	90.5%	3.3	3.5	23.6%	1.7%	$6.04	$2.20	$1.93	$1.79
Healthcare	39,016	13,528	90.7%	100.0%	5.6	7.5	4.5%	7.3%	5.03	25.76	2.01	2.82
Industrial	0	222,077	0%	47.9%	0	3.3	0%	5.7%	0	0.00	0.00	0.30
Retail	51,944	12,565	25.6%	5.8%	4.3	4.2	27.0%	3.1%	4.78	0.00	0.13	0.00
Total	217,692	305,715	48.9%	56.8%	4.1	4.0	18.0%	4.5%	$5.56	$1.55	$1.51	$0.68
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period.

(2)	Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed.
(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

The increase in the weighted average growth in effective rents for the three months ended July 31, 2014 in our commercial office and commercial retail segments when compared to the same period in the prior year was due to executed lease renewals in each segment that contained significant tenant improvement allowances.  These significant tenant improvement allowances negotiated by the tenants required increased rental rates to be negotiated by IRET as well.  Absent these leases, the weighted average growth rate in effective rents for the commercial office and commercial retail segments for the three months ended July 31, 2014 would have been 8.9% and 4.8% respectively and the weighted average growth in effective rents for the entire commercial portfolio would have been 6.2%.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)
Lease Expirations
Our ability to maintain and improve occupancy rates, and base rents, primarily depends upon our continuing ability to re-lease expiring space. The following table reflects the in-service portfolio lease expiration schedule of our consolidated commercial segments properties, including square footage and annualized base rent for expiring leases, as of July 31, 2014.
Fiscal Year of Lease Expiration	# of Leases	Square Footage of Expiring Leases(3)	Percentage of Total Commercial Segments Leased Square Footage	Annualized Base Rent of Expiring Leases at Expiration(2)	Percentage of Total Commercial Segments Annualized Base Rent
2015(remainder)(1)	140	947,360	10.5%	$13,122,352	10.7%
2016	125	1,253,811	14.0%	17,005,039	13.8%
2017	132	1,199,203	13.4%	19,622,750	16.0%
2018	90	721,809	8.0%	11,956,009	9.7%
2019	86	1,321,573	14.7%	16,344,306	13.3%
2020	43	652,264	7.2%	7,267,734	5.9%
2021	43	359,401	4.0%	5,436,404	4.4%
2022	42	1,352,847	15.1%	16,735,550	13.6%
2023	11	468,709	5.2%	2,021,818	1.6%
2024	46	428,590	4.8%	7,045,221	5.7%
Thereafter	16	276,677	3.1%	6,479,584	5.3%
Totals	774	8,982,244	100.0%	$123,036,767	100.0%
(1)	Includes month-to-month leases. As of July 31, 2014 month-to-month leases accounted for 455,380 square feet.
(2)	Annualized Base Rent is monthly scheduled rent as of July 1, 2014, multiplied by 12.
(3)
Assuming that none of the tenants exercise renewal or termination options, and including leases renewed prior to expiration. Also excludes 98,174 square feet of income producing real estate operated within a TRS.

Because of the diverse property types in the Company's commercial portfolio and the dispersed locations of a substantial portion of the portfolio's properties in secondary and tertiary markets, information on current market rents is difficult to obtain, is highly subjective, and is often not directly comparable between properties. As a result, the Company believes that the increase or decrease in effective rent on its recent leases is the most objective and meaningful information available regarding rent trends and the relationship between rents on leases expiring in the near-term and current market rents across the Company's markets. The Company believes that rents on its new and renewed leases generally approximate market rents.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
10 LARGEST COMMERCIAL TENANTS – BASED ON ANNUALIZED BASE RENT(1)
as of July 31, 2014

Tenant	Number of Properties	Average Remaining Lease Term in Months	% of Total Commercial Segments' Minimum Rents	Aggregate Rentable Square Feet	% of Aggregate Occupied Square Feet
Affiliates of Edgewood Vista	33	71	14.4%	1,521,147	16.9%
St. Luke's Hospital of Duluth, Inc.	6	20	3.7%	198,775	2.2%
Fairview Health Services	9	43	3.7%	250,711	2.8%
Applied Underwriters	3	31	2.4%	141,724	1.6%
HealthEast Care System	1	55	1.8%	114,316	1.3%
Affiliates of Siemens USA (NYSE: SI)	2	32	1.4%	112,848	1.3%
Nebraska Orthopaedic Hospital(2)	1	176	1.4%	61,758	0.7%
Microsoft (NASDAQ: MSFT)	1	53	1.3%	122,040	1.4%
Arcadis Corporate Services, Inc.	1	24	1.3%	34,502	0.4%
State of Idaho Department of Health and Welfare	2	43	1.2%	103,342	1.2%
Total/Weighted Average		53	32.6%	2,661,163	29.8%
(1)	See Definitions on page 28.
(2)	The tenant in the Company's Nebraska Orthopaedic Hospital property has exercised its option to purchase the property. The Company and its tenant are currently engaged in an arbitration proceeding pursuant to the lease agreement to determine the purchase price. The Company currently can give no assurance that the sale of the property pursuant to the purchase option will be completed.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASE EXPIRATIONS
 as of July 31, 2014

	(dollars in thousands except average rental rates)
Fiscal Year	Number of Leases	Rentable Square Feet(1)	% of Rentable Square Feet	Annualized Rent(2)	Average Rental Rate	% of Annualized Base Rent
Commercial Office
2015(remainder)(3)	63	286,428	7.4%	$5,444	$19.01	9.3%
2016	59	716,733	18.5%	10,587	14.77	18.2%
2017	66	822,999	21.3%	14,420	17.52	24.7%
2018	48	470,042	12.1%	7,060	15.02	12.1%
2019	48	855,581	22.1%	11,106	12.98	19.1%
2020 and thereafter	60	719,049	18.6%	9,647	13.42	16.6%
	344	3,870,832	100.0%	$58,264	$15.05	100.0%

Commercial Healthcare
2015(remainder)(4)	34	389,427	13.0%	$5,574	$14.31	11.2%
2016	24	160,918	5.4%	3,379	20.99	6.8%
2017	31	163,793	5.5%	3,477	21.23	7.0%
2018	21	174,514	5.9%	4,246	24.33	8.5%
2019	15	290,137	9.7%	4,168	14.37	8.4%
2020 and thereafter	102	1,806,049	60.5%	28,986	16.05	58.1%
	227	2,984,838	100.0%	$49,830	$16.77	100.0%

Commercial Industrial
2015(remainder)(5)	0	0	0.0%	$0	$0.00	0.0%
2016	4	248,098	24.3%	1,542	6.22	30.6%
2017	1	69,600	6.8%	356	5.12	7.1%
2018	0	0	0.0%	0	0.00	0.0%
2019	5	127,600	12.5%	515	4.03	10.2%
2020 and thereafter	5	574,813	56.4%	2,634	4.58	52.1%
	15	1,020,111	100.0%	$5,047	$4.95	100.0%

Commercial Retail
2015(remainder)(6)	43	271,505	24.5%	$2,104	$7.75	21.3%
2016	38	128,062	11.6%	1,497	11.69	15.1%
2017	34	142,811	12.9%	1,370	9.59	13.8%
2018	21	77,253	7.0%	650	8.41	6.6%
2019	18	48,255	4.4%	556	11.52	5.6%
2020 and thereafter	34	438,577	39.6%	3,719	8.48	37.6%
	188	1,106,463	100.0%	$9,896	$8.94	100.0%

Commercial Total
2015(remainder)(7)	140	947,360	10.5%	$13,122	$13.85	10.7%
2016	125	1,253,811	14.0%	17,005	13.56	13.8%
2017	132	1,199,203	13.4%	19,623	16.36	15.9%
2018	90	721,809	8.0%	11,956	16.56	9.7%
2019	86	1,321,573	14.7%	16,345	12.37	13.3%
2020 and thereafter	201	3,538,488	39.4%	44,986	12.71	36.6%
	774	8,982,244	100.0%	$123,037	$13.70	100.0%
(1)	Excludes 98,174 square feet of income producing real estate operated within a TRS.
(2)	Annualized Base Rent is monthly scheduled rent as of July 1, 2014 (cash basis), multiplied by 12.
(3)	Includes month-to-month leases. As of July 31, 2014 month-to-month leases accounted for 76,167 square feet.
(4)	Includes month-to-month leases. As of July 31, 2014 month-to-month leases accounted for 321,134 square feet.
(5)	The Commercial Industrial segment has no month-to-month leases in place as of July 31, 2014.
(6)	Includes month-to-month leases. As of July 31, 2014 month-to-month leases accounted for 58,079 square feet.
(7)	Includes month-to-month leases. As of July 31, 2014 month-to-month leases accounted for 455,380 square feet.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 ACQUISITION SUMMARY
as of July 31, 2014
(dollars in thousands)

Property	Location	Property Type	Acquisition Date	Square Feet/Units	Occupancy At Acquisition	July 31, 2014 Occupancy	Acquisition Cost

Creekside Crossing	Bismarck, ND	Unimproved Land	May 22, 2014	n/a	n/a	n/a	$4,269
Homestead Garden	Rapid City, SD	Multi-Family Residential	June 2, 2014	152	96.7%	95.4%	15,000
Silver Springs	Rapid City, SD	Multi-Family Residential	June 2, 2014	52	98.0%	94.2%	3,280
PrairieCare Medical	Brooklyn Park, MN	Unimproved Land	June 5, 2014	n/a	n/a	n/a	2,616
71 France Phase I(1)	Edina, MN	Unimproved Land	June 12, 2014	n/a	n/a	n/a	1,413
			Total Square Feet	0			$26,578
			Total Units	204
(1)	Land is owned by a joint venture in which the Company currently has an approximately 55.3% interest. The joint venture is consolidated in IRET's financial statements

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 DEVELOPMENT PLACED IN SERVICE SUMMARY
as of July 31, 2014
(dollars in thousands)

Property(1)	Location	Segment Type	Date Placed in Service	Square Feet/Units	Occupancy At Date Placed in Service	July 31, 2014 Occupancy	Development Cost

Dakota Commons(2)	Williston, ND	Multi-Family Residential	July 15, 2014	44	40.9%	40.9%	$10,265
(1)
Development projects that are placed in service in phases are excluded from this table until the entire project has been placed in service. See Development in Progress Summary for additional information on the Renaissance Heights I project, which was partially placed in service during fiscal year 2014 and the three months ended July 31, 2014.

(2)
Development property placed in service July 15, 2014. Costs paid in fiscal year 2014 totaled $8.1 million, including the land acquired in fiscal year 2013. Additional costs paid in fiscal year 2015 totaled $2.2 million, for a total project cost at July 31, 2014 of $10.3 million.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 DEVELOPMENT IN PROGESS SUMMARY
as of July 31, 2014
(dollars in thousands)
				(in thousands)
Project Name and Location	Planned Segment	Square Feet or Number of Units	Percentage Leased or Committed	Anticipated Total Cost	Costs as of July 31, 2014(1)	Anticipated Construction Completion
Commons at Southgate - Minot, ND(2)	Multi-Family Residential	233 units	43.0%	$37,201	$33,218	FY2015 Q2
Minot Wells Fargo Bank - Minot, ND	Commercial Office	4,998 sq ft	100%	3,288	1,550	FY2015 Q2
Cypress Court II – St. Cloud, MN(3)	Multi-Family Residential	66 units	0%	7,028	3,168	FY2015 Q3
Arcata - Golden Valley, MN	Multi-Family Residential	165 units	0%	33,448	19,048	FY2015 Q3
Red 20 - Minneapolis, MN(4)	Multi-Family Residential and Commercial	130 units and 10,625 sq ft	21.0%	29,462	20,399	FY2015 Q3
Renaissance Heights I - Williston, ND(5)	Multi-Family Residential	288 units	42.8%	62,362	44,251	FY2015 Q4
Roseville 3075 Long Lake Rd - Roseville, MN	Commercial Industrial	202,807 sq ft	5.38%	13,915	2,578	FY2015 Q4
Chateau II - Minot, ND(6)	Multi-Family Residential	72 units	0%	14,711	5,681	FY2016 Q1
Cardinal Point - Grand Forks, ND	Multi-Family Residential	251 units	0%	40,042	9,333	FY2016 Q1
71 France Phase I - Edina, MN(7)	Multi-Family Residential	109 units	0%	29,660	4,255	FY2016 Q1
Edina 6565 France SMC III - Edina, MN	Commercial Medical	72,012 sq ft	0%	34,665	4,204	FY2016 Q2
PrairieCare Medical - Brooklyn Park, MN	Commercial Medical	75,000 sq ft	100%	24,251	4,486	FY2016 Q2
Deer Ridge – Jamestown, ND	Multi-Family Residential	163 units	0%	24,519	1,793	FY2016 Q2
Other	n/a	n/a	n/a	n/a	874	n/a
				$354,552	$154,838
(1)	Includes costs related to development projects that are placed in service in phases (Renaissance Heights I - $23.0 million).
(2)	The Company is an approximately 52.9% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(3)	The Company is an approximately 86.1% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(4)	The Company is an approximately 58.6% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(5)	The Company is an approximately 70% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(6)
On December 5, 2013, this development project was destroyed by fire. As of July 31, 2014, $4.0 million of expected insurance proceeds were included in accounts receivable on the Company's consolidated balance sheet. See Note 2 for additional information.

(7)
The Company is currently an approximately 55.3% partner in the joint venture entity constructing this project. The project will be constructed in three phases, and at the conclusion of construction of the third phase, the Company will have an approximately 50.5% interest in the project. The anticipated total cost amount given in the table above is the total cost to the joint venture entity of the project's first phase. The expected total project cost for all three phases is approximately $69.9 million for a total of approximately 241 residential units and approximately 21,772 square feet of commercial retail space.

Definitions
July 31, 2014
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA as calculated by us is not comparable to Adjusted EBITDA reported by other REITs that do not define Adjusted EBITDA exactly as we do.
Adjusted funds from operations (AFFO) is calculated by subtracting from Funds from operations (FFO) (1) tenant improvements and leasing costs at same-store properties, and recurring capital expenditures that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization and (4) share-based compensation expense. We may also subtract from FFO certain unusual non-recurring items that do not produce cash available for distribution to shareholders. Our calculation subtracts from FFO leasing commissions and tenant improvements at same-store properties only, since we consider tenant improvement and leasing cost levels at non-same-store properties unrepresentative of expected levels at same-store properties. Previously-reported AFFO amounts are not revised for changes in the composition of the same-store properties pool. AFFO is included herein because we consider it to be a measure of a REIT's ability to incur and service debt and to pay distributions to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of shares outstanding at the end of the period.
Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization.
Funds from operations (FFO) - The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis." In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure.  We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.
Net Operating Income (NOI) is total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses).  We believe that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance.
Payout ratio (FFO per share and unit basis) - The ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit.
Ratio of earnings to fixed charges - The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Fixed charges consist of mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest.
Ratio of earnings to combined fixed charges and preferred distributions - The ratio of earnings to combined fixed charges and preferred distributions is computed by dividing earnings by combined fixed charges and preferred distributions. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Combined fixed charges and preferred distributions consist of fixed charges (mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest) and preferred distributions.
Recurring capital expenditures are expenditures (excluding capital expenditures recoverable from tenants and capital expenditures at properties sold during the period) made on a regular or recurring basis to maintain a property's competitive position within its market, generally with a depreciable life of 5 to 12 years, but excluding (a) capital expenditures made in the year of acquisition and in subsequent periods until the property is classified as same-store (i.e., excluding capital expenditures on non-same-store properties), (b) improvements associated with the expansion or re-development of a building, (c) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class A office) or (d) capital improvements that represent the addition of something new to a property, rather than the replacement of an existing item.
Scheduled rent revenue is the total possible revenue from all leasable units and square footage, with occupied space valued at contract rates pursuant to leases and vacant units or square footage at market rates.
Same-store properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.